Hallwood Consolidated Resources Corporation
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    4582 S. Ulster St. Pkwy o Suite 1700 o Stanford Place III o P.O. Box 378111
                                      Denver, Colorado 80237 o (303) 850-7373
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                                              LETTER AMENDMENT NO. 1




                                                  March 15, 1999


The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

                We refer to the Subordinated Note and Warrant Purchase Agreement dated as of December 23, 1997 (the "Agreement") among the undersigned, Hallwood Consolidated Resources Corporation (the "Company"), and you. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

                  Paragraph 6A(2) of the Agreement requires that the Company not permit Consolidated Net Worth on the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 1997, to be less than the sum of (i) $31,255,900 plus (ii) 100% of any Equity Proceeds plus (iii) the cumulative total of 50% of Consolidated Net Income for each fiscal quarter after September 30, 1997 in which Consolidated Net Income is positive. On December 31, 1998, the Consolidated Net Worth requirement contained in paragraph 6A(2) was $31,417,267. Because of a total of $19,600,000 in property impairments recorded during 1998, Consolidated Net Worth was $29,589,000 at December 31, 1998. The Company requests that you waive the requirements of paragraph 6A(2) for the fourth quarter of 1998, provided that Consolidated Net Worth during such period was not less than $29,000,000.

                  In addition, the Company is contemplating a consolidation (the
"Consolidation") of the Company, Hallwood Energy Partners, L.P. ("HEP") and the energy interests of The Hallwood Group Incorporated into Hallwood Energy Corporation, a newly formed corporation ("HEC"). As a result of the Consolidation, the Company and HEP will become wholly-owned subsidiaries of HEC. In addition, the equity interests in HEP owned by the Company (representing approximately 19.00% of the outstanding limited partnership interests of HEP) will not be converted into securities of HEC.

                  Whether or not the Company proceeds with the Consolidation, the Company anticipates that it will not be in compliance with paragraph 6A(2) during 1999 and has requested that you amend the covenant to permit the Company to go forward with the Consolidation without being in default, despite the transfer of the HEP interests. In addition, the Company would amend paragraph 6A of the Agreement such that the Consolidated Net Worth requirement and the Total Debt to EBITDA ratio would each be applicable to HEC on a consolidated basis and would be defined in a manner, and would have compliance levels, satisfactory to you and the Company. Finally, the Company or HEC would pay you an amendment fee of $75,000 on the effective date of the assumption.

                  Based on the foregoing, you have indicated your willingness to waive the default occasioned by noncompliance with paragraph 6A(2) for the fourth quarter of 1998 and to give a conditional amendment to such covenant, provided that the Company agrees with the other conditions set forth herein.

                  Accordingly, it is hereby agreed by you and us as follows:

                  1. Waiver. The holders of the Notes hereby agree to waive the Event of Default occasioned by noncompliance by the Company with paragraph 6A(2) as of December 31, 1998, provided that the Consolidated Net Worth at such date was not less than $29,000,000.

                  2. Amendments. The Agreement is, effective the date first above written, hereby amended as follows:

                  (a) Paragraph 6A(2). Consolidated Net Worth. Paragraph 6A(2) of the Agreement is amended in its entirety to read as follows:

                               6A(2).  Consolidated Net Worth.  Consolidated Net
                         Worth on the last day of any fiscal quarter (I) commencing with the fiscal quarter ending December 31, 1997 and ending December 31, 1998, to be less than the sum of (i) $31,255,900 plus (ii) 100% of any Equity Proceeds plus (iii) the cumulative total of 50% of Consolidated Net Income for each fiscal quarter after September 30, 1997 in which Consolidated Net Income is positive, to and including the fiscal quarter ended on such measurement date, (II) commencing with the fiscal quarter ending March 31, 1999 and ending on the earlier of the fiscal quarter ending March 31, 2000 and the last day of the fiscal quarter ending immediately before the Consolidation, to be less than $25,000,000, and (III) at any time after the earlier of March 31, 2000 and the last day of the fiscal quarter ending immediately before the Consolidation, to be less than the sum of (x) $31,417,267 plus (y) 100% of any Equity Proceeds received after December 31, 1998 plus (z) the cumulative total of 50% of Consolidated Net Income for each fiscal quarter after December 31, 1998 in which Consolidated Net Income is positive, to and including the fiscal quarter ended on such measurement date.

                  (b) Paragraph 8A. Acceleration. Paragraph 8A of the Agreement is amended by (I) adding the word "or" after clause (xv) and adding a new clause
(xvi) to read as follows:

                               (xvi) the Company shall merge or consolidate with
                         or into, or convey, transfer, lease, or otherwise dispose of all or substantially all of its assets to HEC, HEP or any other entity, pursuant to the Consolidation or any other corporate reorganization without the obligations of the Company under the Agreement and Notes being assumed by HEC or such other entity and the obligations of HEC or such other entity under the Agreement and the Notes being guaranteed on a subordinated basis substantially similar to paragraph 7 by each of the Company and HEP, all in a manner satisfactory to the Required Holders;

                   (c) Paragraph 11B. Other Terms. Paragraph 11B is amended by adding the following definitions in the appropriate alphabetical order:

                         "Consolidation" shall mean the consolidation of the Company, HEP and the energy interests of The Hallwood Group Incorporated into HEC.

                         "HEC" shall mean Hallwood Energy Corporation, a Delaware corporation.

                  On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

                  This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment. The effectiveness of this letter amendment is conditioned upon the accuracy of the factual matters set forth above. The Company hereby confirms its agreement to pay the fees, charges and disbursements of your special counsel incurred in connection with this letter amendment.

                If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this letter amendment to the Company at 4582 S Ulster St. Pkwy., Suite 1700, Denver, Colorado 80237, Attention: Legal Department. This letter amendment shall become effective as of the date first above written when and if:


(i) counterparts of this letter amendment shall have been executed by us and you;

(ii)     the consent attached hereto shall have been executed by the Guarantor;
         and

(iii) you shall have received an amendment fee of $25,000 by wire transfer to the account specified in the Purchaser
         Schedule attached to the Agreement.

                                                     Very truly yours,

                                                 HALLWOOD CONSOLIDATED RESOURCES
                                                          CORPORATION



                                                 By:
                                                     Thomas J. Jung,
                                                     Vice President and Chief
                                                     Financial Officer


Agreed as of the date first above written:

THE PRUDENTIAL INSURANCE COMPANY
     OF AMERICA



By:
       Vice President

                                                       CONSENT

                  The undersigned, as Guarantor under the Senior Subordinated Guaranty dated as of December 23, 1997 (the "Guaranty") in favor of The Prudential Insurance Company of America, a party to the Agreement referred to in the foregoing letter amendment, hereby consents to said letter amendment and hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, said letter amendment, all references in the Guaranty to the Agreement, "thereunder", "thereof", or words of like import referring to the Agreement shall mean the Agreement as amended by said letter amendment.

                      HALLWOOD CONSOLIDATED PARTNERS, L.P.

                      BY:  HALLWOOD CONSOLIDTED RESOURCES CORPORATION, GENERAL
                                                     PARTNER



                      By:
                            Thomas J. Jung
                            Vice President and Chief Financial Officer


March 15, 1999